HARDING, LOEVNER FUNDS, INC.

FORM N-SAR

File No. 811-07739

Semi-Annual Period Ended April 30, 2015

Exhibits

EX-99.77Q1(e)(i): Amended Schedule B to the Investment Advisory Agreement, effective November 1, 2014 (as previously filed on February 27, 2015 in Post-Effective Amendment No. 40 to Registrant’s Registration Statement on Form N-1A), is incorporated herein by reference (Accession No. 0001193125-15-068489).